EXHIBIT 32.1

CERTIFICATION

In connection with the Annual Report of Midwest Banc Holdings, Inc. (the “Company”) on Form 10-K
for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on
March 30, 2010 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Roberto R. Herencia
Name:     Roberto R. Herencia

Title:	President and
Chief Executive Officer

Date: March 30, 2010

/s/  JoAnn Sannasardo Lilek
Name:     JoAnn Sannasardo Lilek

Title:	Executive Vice President and
Chief Financial Officer

Date: March 30, 2010